                                ITEX CORPORATION
                              EMPLOYMENT AGREEMENT
                                       for
                            Lewis "Spike" Humer, Jr.

     ITEX Corporation  ("Employer")  and Lewis "Spike" Humer,  Jr.  ("Employee")
agree as follows:

1. Employment.  Employer  employs Employee and Employee accepts  employment with
Employer  on the terms and  conditions  set forth in this  Employment  Agreement
("Agreement").

2. Position; Scope of Employment.  Employee shall have the position of President and Chief  Executive  Officer  for  Employer  with all  appropriate  duties  and authority of the position.  As President and Chief Executive  Officer,  Employee
shall report directly to Employer's Board of Directors.

     2.1. Entire Time and Effort.  Employee shall devote Employee's full working time, attention,  abilities,  skill, labor and efforts to the performance of his
employment.   Employee  shall  not,  except  as  provided  below,   directly  or
indirectly,  alone  or as a member  of a  partnership  or  other  organizational entity,  or as an officer of any corporation  (other than any which are owned by or affiliated with Employer) (i) be  substantially  engaged in or concerned with any other  commercial  duties or  pursuits,  (ii) engage  in any other  business activity that will  interfere with the  performance  of Employee's  duties under this Agreement, except with the prior written consent of Employer, or (iii) join the board of  directors of any other  corporation.  Employer  acknowledges  that
Employee is currently involved in certain existing  partnerships,  family trusts and/or other  organizations  consisting of  ____________________________________
("Organizations").  These  Organizations do not involve a substantial  amount of
Employee's time.  Employee agrees that he will terminate his relationships  with such Organizations,  within 30 days of formal written notice by Employer,  if it is determined by Employer that such  involvement  adversely  effects  Employee's ability to perform his responsibilities under this Agreement.

     2.2.  Rules and  Regulations.  Employee  agrees to observe  and comply with
Employer's  rules and  regulations as provided by Employer and as may be amended from time to time by  Employer  and will carry out and perform  faithfully  such orders, directions and policies of Employer. To the extent any provision of this
Agreement is contrary to an Employer rule or regulation,  as such may be amended from time to time, the terms of this Agreement shall control.

     2.3. Limitations Upon Authority to Bind Employer. Employee shall not engage in any of the following actions on behalf of Employer without the prior approval of Employer:  (i) borrow or obtain credit in any amount or execute any guaranty, except for items  purchased  from vendors in the ordinary  course of  Employer's operations;  (ii) expend funds for capital  equipment in excess of  expenditures expressly budgeted by Employer, if applicable, or in the event not budgeted, not to exceed the amounts set forth in  subparagraph  (iii);  (iii) sell or transfer capital  assets  exceeding Ten Thousand  dollars  ($25,000) in cash value in any single transaction or exceeding One Hundred Fifty Thousand Dollars ($150,000) in the  aggregate  during any one fiscal  year;  (iv) execute any lease for real or personal property;  or (v) exercise any authority or control over the management of any employee  welfare or pension  benefit plan maintained by Employer or over the  disposition  of the assets of any such plan.  Employee shall also adhere to approved  Employer  policy,  as established by the Audit Committee of Employer's
Board of Directors regarding trade transactions.

3.  Term.  The term of this  Agreement  shall be for a period of two (2)  years, which shall  commence on November 16, 2001 and end on December 14, 2003;  unless terminated earlier as provided below in section 5.

4. Compensation.  Employer shall pay or provide  compensation to Employee as set forth in this section 4. All compensation of every  description shall be subject to the customary  withholding  tax and other  employment  taxes as required with respect to compensation paid to an employee.

     4.1. Salary and Bonus.  Employer shall pay Employee an annual salary of One
Hundred Fifty Thousand  dollars  ($155,000) per year  commencing on November 16,
2001 ("Base Salary"). Employee's Base Salary shall be payable in accordance with
Employer's  regular pay schedule,  but not less frequently than twice per month.
Employee shall also be entitled to  participate in a bonus  program(s) as may be determined from time to time by the Employer's Board of Directors.

     4.2.  Annual  Review.  On the  date of the  Employer's  annual  meeting  of stockholders,  or within  thirty (30) days  thereafter,  and on each  subsequent annual meeting of stockholders during the term of this Agreement, Employer shall review the  previous  year's  performance  of Employee for the purpose of making reasonable increases to Employee's Base Salary; provided that Employer shall not be required to increase Employee's Base Salary, but may do so at its discretion.

     4.3.  Stock  Option  Grants.  In addition to Base  Salary  provided  for in sections 4.1 and 4.2,  Employee is eligible to receive an award of stock options as may be  determined  from time to time by  Employer's  Compensation  Committee which consists of disinterested directors.

     4.4.  Vacation and Sick Leave.  Employee  shall be entitled to accrue up to three (3) weeks vacation annually.  Employee shall not be entitled to carry over more that three (3) weeks of accrued vacation into the following  calendar year, with the exception of any accrued  vacation  earned as of the effective  date of this agreement,  provided that the total vacation accrued for any calendar year, including carry over from prior calendar  years,  may not exceed six (6) weeks..
Employee  shall be entitled to sick leave in  accordance  with  Employer's  sick leave policy, as amended from time to time.

     4.5. Other Fringe Benefits. Employee shall participate in all of Employer's fringe benefit  programs in  substantially  the same manner and to substantially the same extent as other  similar  employees of Employer,  excluding  only those benefits  expressly  modified by the terms hereof and such other benefits as may be approved by Employer's Board of Directors.

     4.6.  Expenses.  Employee shall be reimbursed  for his reasonable  business expenses; subject to the presentation of evidence of such expenses in accordance with established policies adopted by Employer from time to time.

     4.7.  Compensation  From Other  Sources.  Any proceeds that Employee  shall receive by virtue of qualifying for disability  insurance,  disability benefits, or health or accident insurance shall belong to Employee.  Employee shall not be paid Base Salary in any period in which he receives  benefits as determined  and paid under Employer's  long-term  disability  policy.  Benefits paid to Employee under Employer's  short-term disability policy shall reduce, by the same amount,
Base Salary payable to Employee for such period.

     4.8  Trade  Dollar  Compensation.   Employee  shall  receive  trade  dollar
compensation   and  may  receive  trade  dollar   advances  in  accordance  with
established  Company  policies  and  as  approved  by  the  Company's  Board  of
Directors.

5. Early Termination

     5.1 Probation Period. From November 16, 2001 and May 16, 2002, Employee may
be  terminated  for any reason,  with or without  cause by Employer  ("Probation
Period").

     5.2  Early  Termination  after  Probation  Period.   After  May  16,  2002,
Employee's employment with Employer may be terminated prior to the expiration of the term of this  Agreement,  upon any of the following  events:  (i) the mutual agreement of Employer and Employee in writing;  (ii) the disability of Employee, which shall, for the purposes of this Agreement,  mean Employee's inability, for a period exceeding three (3) months as determined by a qualified physician,  and which  qualifies  Employee for benefits under  Employer's  long-term  disability policy,  to  perform  in the  usual  manner  the  material  duties  usually  and customarily  pertaining to Employee's  long-term  employment;  (iii)  Employee's death;  (iv)  notice of  termination  by  Employer  for  cause;  (v)  Employer's cessation of business;  (vi) written notice of  termination by Employer  without
cause  upon  fourteen  (14)  days'  notice,   subject  to  the   provisions  for
compensation upon early termination in section 5.5(b); or (vii) upon a Change in
Control  (as  defined   below)  of  Employer   (as  defined  in  and  under  the
circumstances described in section 5.5(d)).

     5.3.  Definition  of Cause.  For  purposes  of this  Agreement,  any of the following shall  constitute  cause: (i) willful or habitual breach of Employee's duties;  (ii) fraud or  intentional  material  misrepresentation  by Employee to
Employer or any others; (iii) theft or conversion by Employee; (iv) unauthorized disclosure  or  other  use  of  Employer's  trade  secrets,  customer  lists  or confidential  information;  (v) material breach of any of the provisions of this
Agreement;  (vi)  habitual  misuse  of  alcohol  or any  nonprescribed  drug  or intoxicant;  (vii)  conviction  of a felony;  or  (viii)  willful  and  material violations of any other standards of conduct as set forth in Employer's employee manual or as  determined by the  Company's  Board of Directors  Employee will be deemed to be "constructively  terminated" if (i) Employee's responsibilities and authority,  benefits,  salary or other  compensation  or working  conditions are materially reduced, or (ii) the Company requires that Employee relocate from the
Sacramento,  California area,  except in such instances where Employee agrees to relocate. . In the event Employee is constructively terminated, Employee will be deemed to be terminated without cause.

     5.4. Damages. If Employer terminates Employee for cause,  Employer shall be entitled to damages and all other  remedies to which  Employer may  otherwise be entitled.

     5.5. Compensation Upon Early Termination.

     (a) If  Employee  resigns  during  the term of this  Agreement,  or if this
Agreement is  terminated by Employer  during the Probation  Period or terminated for cause thereafter,  Employee shall be entitled to all accrued but unpaid Base
Salary and  vacation  pay  accrued  through  the date of  delivery  of notice of termination .

     (b) If  Employee  is  terminated  without  cause  and  not  subject  to the provisions of paragraph 5.5(d),  after the Probation Period,  Employer shall pay to Employee as liquidated  damages and in lieu of any and all other claims which
Employee may have against  Employer  the greater of (i)  Employee's  annual base salary  excluding any amounts for benefits;  or (ii) an amount equal to the then current  per month  Base  Salary  multiplied  by the number of  calendar  months remaining of the term of this  Agreement.  Employer's  payment  pursuant to this subparagraph  shall fully and  completely  discharge any and all  obligations of
Employer  to  Employee  arising  out of or related to this  Agreement  and shall constitute  liquidated  damages in lieu of any and all claims which Employee may
have  against   Employer  not  including  any  obligation   under  the  workers'
compensation laws including Employer's liability provisions.  Additionally,  any
Stock Option  Grants  awarded  under  paragraph  4.3 which have not vested shall become fully vested at the time of termination without cause.

     (c) If  Employee's  employment  is terminated as a result of death or total disability, Employee shall be entitled to accrued but unpaid Base Salary to date of termination. The date of termination shall be deemed the date of death or, in the event of  disability,  the date  Employee  qualified  for  total  disability payments under Employer's long-term disability plan.

     (d) If Employee's  employment is terminated  within one year of a Change in
Control of Employer,  Employee shall be entitled to (i) a lump-sum payment equal to greater of the  Employee's  Base Salary at the time or an amount equal to the then current per month Base Salary  multiplied by the number of calendar  months remaining of the term of this  Agreement;  (ii) any Stock Option Grants  awarded under  paragraph 4.3 which have not vested shall become fully vested at the time of termination under this paragraph; and (iii) any trade dollar advances made to the Employee under paragraph 4.8 shall be forgiven.  A "Change in Control" shall mean an event  involving one  transaction or a related series of transactions in which one of the following  occurs:  (i) Employer issues securities equal to 50%
or more of Employer's issued and outstanding voting securities,  determined as a single class, to any individual,  firm, partnership or other entity, including a
"group" within the meaning of section 13(d)(3) of the Securities Exchange Act of
1934;  (ii) Employer  issues  securities  equal to 50% or more of the issued and outstanding common stock of Employer in connection with a merger,  consolidation or other business  combination;  (iii) Employer is acquired in a merger or other business combination transaction in which Employer is not the surviving company;
or (iv) all or substantially  all of Employer's  assets are sold or transferred.
For purposes of this Section 5.5(d),  "termination"  shall include  constructive termination,  which  shall be defined  as (i)  Employee's  responsibilities  and authority,  benefits,  salary or other  compensation  or working  conditions are materially reduced, or (ii) the Company requires that Employee relocate from the
Sacramento,  California area,  except in such instances where Employee agrees to relocate.

     (e) Except as expressly  provided in paragraph (d) above,  all compensation described in this section 5.4 shall be due and payable in  installments at least bi-weekly or at the time of the delivery of notice of termination, at Employer's discretion.

6.  Confidentiality.  Employee  shall  not,  at any time  during  the  period of
Employment or thereafter,  make use of or disclose,  directly or indirectly,  to any person any (i) trade secret or other  confidential or secret  information of the Company or any of its  subsidiaries,  affiliates or its customers or brokers or (ii) other technical,  business,  proprietary or financial information of the
Company or of any of its  subsidiaries,  affiliates  or its customers or brokers not available to the public  generally or to the competitors of the Company,  in each case that  Employee  obtained  such  information  as a result of Employee's
employment   by  the   Company  or  any  of  its   subsidiaries   ("Confidential
Information") , except to the extent that such  Confidential  Information (a) is used by  Employee  during the  Employment  Period in the proper  performance  of
Employee's  duties  pursuant to this  Agreement,  (b) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general  public than as a result of any act or omission of Employee  outside the proper  performance  of his duties  pursuant  to this  Agreement,  or (c) is required  to be  disclosed  by any law,  regulation  or  order  of any  court or regulatory commission,  department or agency. Promptly following the termination of Employee under the provisions of this Agreement,  Employee shall surrender to the Company all records,  memoranda,  notes, plans, reports,  computer tapes and software and other documents and data which constitute Confidential  Information which Employee may then possess or have under Employee's  control (together with all copies thereof).

7. Unfair  Competition.  During the term of this Agreement,  Employee shall not, directly or indirectly,  whether as a partner, employee, creditor,  stockholder, or otherwise,  promote, participate, or engage in any activity or other business which is competitive in any way with Employer's business.  The obligation of the
Employee not to compete with the Employer  shall not prohibit the Employee  from owning or purchasing  any corporate  securities  that are regularly  traded on a recognized stock exchange or on over-the-counter market.

8. Inventions;  Ownership  Rights.  Employee  agrees that all ideas,  techniques, inventions,  systems,  formulas,  methods,  discoveries,  technical information,
programs,   prototypes  and  similar  developments  ("Developments")  developed, created,  discovered,  made, written or obtained by Employee in the course of or as a result, directly or indirectly, of performance of his duties hereunder, and all related intellectual property,  copyrights, patent rights, trade secrets and other forms of protection thereof, shall be and remain the property of Employer.
Employee  agrees  to  execute  or  cause to be  executed  such  assignments  and applications, registrations and other documents and to take such other action as may be  requested  by Employer  to enable  Employer to protect its rights to any such Developments. If Employer requires Employee's assistance under this section
8.1 after  termination of this Agreement,  Employee shall be compensated for his time actually spent in providing such assistance at an hourly rate equivalent to the prevailing rate for such services and as agreed upon by the parties.

9. Arbitration.  Any disputes regarding the rights or obligations of the parties under this Agreement  shall be conclusively  determined by binding  arbitration.
Any  controversy  or claim arising out of or relating to this  contract,  or the breach  thereof,  shall  be  settled  by  arbitration  in  accordance  with  the
Commercial  Arbitration  Rules  of the  American  Arbitration  Association,  and
judgment  upon the award  rendered  by the  arbitrator(s)  may be entered in any court having jurisdiction thereof.

10.  Actions  Contrary to Law.  Nothing  contained  in this  Agreement  shall be construed  to require the  commission  of any act  contrary to law, and whenever there is any conflict  between any provision of this  Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this  Agreement so affected  shall be  curtailed  and limited only to the extent necessary to bring it within legal requirements.

11. Miscellaneous.

     11.1.  Notices.  All notices and demands of every kind shall be  personally delivered or sent by first class mail to the parties at the addresses  appearing below or at such other  addresses  as either  party may  designate  in  writing, delivered or mailed in  accordance  with the terms of this  Agreement.  Any such notice or demand shall be effective  immediately upon personal delivery or three
(3) days after deposit in the United States mail, as the case may be.

           EMPLOYER:         ITEX Corporation
                             3400 Cottage Way
                             Sacramento, California 95825

           EMPLOYEE:         Lewis "Spike" Humer, Jr.
                             __________________
                             __________________

     11.2 Attorneys' Fees;  Prejudgment Interest. If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another party to this Agreement,  or if any judicial remedy or  arbitration  is  necessary  to enforce or  interpret  any  provision of this
Agreement  or the  rights  and duties of any  person in  relation  thereto,  the prevailing  party shall be entitled to  reasonable  attorneys'  fees,  costs and other  expenses,  in  addition  to any other  relief to which  such party may be entitled.  Any award of damages  following  judicial  remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment  interest from the date of the breach at the maximum amount of interest allowed by law.

     11.3 Choice of Law,  Jurisdiction,  Venue.  This Agreement is drafted to be effective in the State of California,  and shall be construed in accordance with
California  law.  The  exclusive  jurisdiction  and venue of any legal action by either party under this Agreement shall be the County of Sacramento, California.

     11.4  Amendment,  Waiver.  No  amendment  or variation of the terms of this
Agreement  shall be valid  unless  made in writing  and signed by  Employee  and
Employer.  A waiver  of any term or  condition  of this  Agreement  shall not be construed  as a general  waiver by  Employer.  Failure  of  either  Employer  or
Employee to enforce any  provision or  provisions  of this  Agreement  shall not waive  any  enforcement  of any  continuing  breach  of the  same  provision  or provisions or any breach of any provision or provisions of this Agreement.

     11.5 Assignment; Succession. It is hereby agreed that Employee's rights and obligations under this Agreement are personal and not assignable. This Agreement contains the entire  agreement and  understanding  between the parties to it and
shall  be  binding  on  and  inure  to  the  benefit  of  the  heirs,   personal
representatives, successors and assigns of the parties hereto.

     11.6  Independent  Covenants.   All  provisions  herein  concerning  unfair
competition and confidentiality  shall be deemed independent covenants and shall be enforceable  without  regard to any breach by Employer  unless such breach by
Employer is willful and egregious.

     11.7 Entire  Agreement.  This  document  constitutes  the entire  agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations.  There are no representations,  agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

     11.8 Severability. If any provision of this Agreement is held by a court of competent  jurisdiction  to be invalid or  unenforceable,  the  remainder of the
Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

     11.9.  Captions.  All captions of sections and paragraphs in this Agreement are for reference only and shall not be considered in construing this Agreement.

     IN WITNESS WHEREOF,  this agreement shall be effective as of the date first written above.

EMPLOYER:        ITEX Corporation

                     By:_______________________________________________
                          Jeffrey Elder, Chairman of the Board

                     By:_______________________________________________
                          John Dethman,  Chairman of the  Compensation Committee

EMPLOYEE:            By:______________________________________________
                                  Lewis "Spike" Humer, Jr.